EXHIBIT 23.1


                               [GRAPHIC  OMITED]

                            Porter Keadle Moore, LLP
                            ------------------------




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our report dated February 20, 2004, accompanying the consolidated financial statements included in the Annual Report of NBOG Bancorporation, Inc. on Form 10-KSB for the year ended December 31, 2003 and 2002. We hereby consent to the incorporation by reference of said report in the December 31, 2004 Annual Report of NBOG Bancorporation, Inc. on Form 10-KSB (File No. 001-16413).


                                                 /s/ Porter Keadle Moore, LLP



Atlanta,  Georgia
March  31,  2005


                          Certified Public Accountants

--------------------------------------------------------------------------------

      Suite 1800 - 235 Peachtree Street NE - Atlanta, Georgia 30303 - Phone
                 404-588-4200 - Fax 404-588-4222 - www.pkm.com